FORM OF

[December 15, 2011]

DST Systems, Inc.

1055 Broadway, 7th Floor

Kansas City, MO 64105

Attn: Group Vice President – Full Service

Dear Sir or Madam:

Lord Abbett Equity Trust1 (the “Trust”), as a party to the Agency Agreement by and among each of the funds within the Lord Abbett Family of Funds and DST Systems, Inc. (“DST”) dated April 30, 2010 (the “Agreement”), hereby requests an amendment to Schedule A of the Agreement.

This letter is to notify DST that on July 21, 2011, the Trust’s officers executed an Amendment to the Declaration and Agreement of Trust establishing two new series of the Trust – Lord Abbett Calibrated Large Cap Value Fund and Lord Abbett Calibrated Mid Cap Value Fund (each the “Fund” and collectively, the “Funds”). It is the Trust’s desire to have DST render services as transfer agent, dividend disbursing agent, and shareholder servicing agent to the Funds under the terms of the Agreement; therefore, the Trust requests that DST agree, in writing, to provide such services to the Funds thereby making each Fund a Series under the terms of the Agreement. Attached is the revised Schedule A, amended to reflect the addition of the Funds.

It is currently anticipated that the registration statement for the Fund will become effective on [December 15, 2011]. Accordingly, we appreciate your prompt attention to this matter. Please indicate DST’s acceptance by signing below.

Lord Abbett Equity Trust

By:
Lawrence H. Kaplan
Vice President and Secretary

1 Effective August 1, 201, the Lord Abbett Blend Trust changed its name to Lord Abbett Equity Trust.

Accepted:

[Thomas J. Schmidt, Vice President – Full Service]
DST Systems, Inc.

Enclosures

FORM OF SCHEDULE A (amended as of [December 15, 2011])2

List of Funds

This Schedule A, as may be amended from time to time, is incorporated into that certain Agency Agreement dated April 30, 2010 by and between DST Systems, Inc. and the Lord Abbett Family of Funds. Capitalized terms used herein but not defined in this Schedule A have the meanings given to such terms in the Agreement.

The following table is the list of the Funds within the Lord Abbett Family of Funds. Registrants are listed in bold font and each Registrant’s Series, if any, are listed in italics immediately below the Registrant.

LORD ABBETT AFFILIATED FUND, INC.

LORD ABBETT BOND-DEBENTURE FUND, INC.

LORD ABBETT DEVELOPING GROWTH FUND, INC.

LORD ABBETT EQUITY TRUST

Lord Abbett Small-Cap Blend Fund

Lord Abbett Calibrated Large Cap Value Fund

Lord Abbett Calibrated Mid Cap Value Fund

LORD ABBETT GLOBAL FUND, INC.

Lord Abbett Emerging Markets Currency Fund

Lord Abbett Global Allocation Fund

LORD ABBETT INVESTMENT TRUST

Lord Abbett Balanced Strategy Fund

Lord Abbett Convertible Fund

Lord Abbett Core Fixed Income Fund

Lord Abbett Diversified Equity Strategy Fund

Lord Abbett Diversified Income Strategy Fund

Lord Abbett Floating Rate Fund

Lord Abbett Growth & Income Strategy Fund

Lord Abbett High Yield Fund

Lord Abbett Income Fund

Lord Abbett Inflation Focused Fund

Lord Abbett Short Duration Income Fund

Lord Abbett Total Return Fund

LORD ABBETT MID-CAP VALUE FUND, INC.

2             As amended to reflect: (1) effective August 1, 2011, Lord Abbett Blend Trust changed its name to Lord Abbett Equity Trust; and (2) as amended December 15, 2011 the addition of Lord Abbett Calibrated Large Cap Value Fund and Lord Abbett Calibrated Mid Cap Value Fund, each a series of Lord Abbett Equity Trust.

LORD ABBETT MUNICIPAL INCOME FUND, INC.

Lord Abbett AMT Free Municipal Bond Fund

Lord Abbett California Tax-Free Income Fund

Lord Abbett High Yield Municipal Bond Fund

Lord Abbett Intermediate Tax Free Fund

Lord Abbett National Tax-Free Income Fund

Lord Abbett New Jersey Tax-Free Income Fund

Lord Abbett New York Tax-Free Income Fund

Lord Abbett Short Duration Tax Free Fund

LORD ABBETT RESEARCH FUND, INC.

Lord Abbett Capital Structure Fund

Lord Abbett Classic Stock Fund

Lord Abbett Growth Opportunities Fund

Small-Cap Value Series

LORD ABBETT SECURITIES TRUST

Lord Abbett Alpha Strategy Fund

Lord Abbett Fundamental Equity Fund

Lord Abbett Growth Leaders Fund

Lord Abbett International Core Equity Fund

Lord Abbett International Dividend Income Fund

Lord Abbett International Opportunities Fund

Lord Abbett Large-Cap Value Fund

Lord Abbett Micro-Cap Growth Fund

Lord Abbett Micro-Cap Value Fund

Lord Abbett Value Opportunities Fund

LORD ABBETT SERIES FUND, INC.

Bond-Debenture Portfolio

Capital Structure Portfolio

Classic Stock Portfolio

Developing Growth Portfolio

Fundamental Equity Portfolio

Growth and Income Portfolio

Growth Opportunities Portfolio

International Core Equity Portfolio

International Opportunities Portfolio

Mid-Cap Value Portfolio

Total Return Portfolio

Value Opportunities Portfolio

LORD ABBETT STOCK APPRECIATION FUND

LORD ABBETT U.S. GOVERNMENT & GOVERNMENT SPONSORED ENTERPRISES MONEY MARKET FUND, INC.